Exhibit 99.1

Press Contact:	Investor Contact:
Trinseo	Trinseo
Dina Pokedoff	Andy Myers
Tel : +1 610-240-3307	Tel : +1 610-240-3221
Email: dpokedoff@trinseo.com	Email: aemyers@trinseo.com

Trinseo: Redomiciliation of Parent Company

Trinseo Announces Redomiciliation of Parent Company from Luxembourg to Ireland

BERWYN, Pa — September 28, 2021 — Trinseo (NYSE: TSE), a global materials solutions provider and manufacturer of plastics and latex binders, today announced that it has completed a transaction to redomicile its parent company from Luxembourg to Ireland, by merger into an Irish public limited company, Trinseo PLC. The merger was approved by shareholders at the Company’s annual general meeting in June of this year.

As a result of the merger, all ordinary shares of Trinseo S.A. have been exchanged for ordinary shares of Trinseo PLC on a one-for-one basis. Trinseo shares will continue to be listed on the New York Stock Exchange (NYSE) under ticker symbol “TSE.” No additional action by shareholders is necessary.

The merger is expected to result in benefits to Trinseo and its shareholders, including simplifying regulatory requirements, increasing flexibility on capital deployment such as increased authority to issue new shares or repurchase shares, providing dividend withholding tax benefits to shareholders and providing Trinseo with operational efficiencies and reductions in its operating and administrative costs. In addition, the Company believes that the Irish regime represents a more flexible and favorable legal and regulatory environment for the Company.

Trinseo will continue to conduct the same business operations as were conducted prior to the merger. Furthermore, Trinseo remains subject to the U.S. Securities and Exchange Commission requirements and all applicable corporate governance rules of the NYSE.

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics and latex binders with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board and building and construction. Trinseo had approximately $3.0 billion in net sales in 2020 and has 26 manufacturing sites around the world and approximately 3,800 employees. For more information, please visit: www.trinseo.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, those factors discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.